Exhibit 1.1

$115,000,000

Alesco Financial Inc.

7.625% Contingent Convertible Senior Notes due 2027

PURCHASE AGREEMENT

May 9, 2007

RBC Capital Markets Corporation

One Liberty Plaza, 165 Broadway

New York, NY 10006-1404

Ladies and Gentlemen:

Alesco Financial Inc., a Maryland corporation (the “Company”) (formerly Sunset Financial Resources, Inc., a Maryland corporation (“Sunset Financial”)), and Cohen & Company Management, LLC, a Delaware limited liability company and the manager of the Company (together with its affiliates, the “Manager”) confirm their agreement with RBC Capital Markets Corporation as the initial purchaser (the “Initial Purchaser”) pursuant to which the Company proposes to sell to the Initial Purchaser an aggregate of $115,000,000 principal amount of the Company’s 7.625% Contingent Convertible Senior Notes due 2027 (the “Firm Securities”), to be issued pursuant to the provisions of an Indenture dated as of May 15, 2007, (the “Indenture”) between the Company and U.S. Bank Trust National Association, N.A., as Trustee (the “Trustee”) and pursuant to the pricing terms attached hereto as Exhibit A.

The Company also proposes to issue and sell to the Initial Purchaser not more than an additional $25,000,000 aggregate principal amount of its 7.625% Contingent Convertible Senior Notes due 2027 (the “Additional Securities”) if and to the extent that the Initial Purchaser shall have determined to exercise the right to purchase such Additional Securities granted to the Initial Purchaser in Section 2(c) hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Securities.”

The Securities will be convertible into cash and, in certain circumstances, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The shares of Common Stock into which the Securities are convertible are hereinafter referred to as the “Underlying Securities.”

The Securities and the Underlying Securities will be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers as defined in Rule 144A under the Securities Act (“QIBs”) in compliance with the exemption from registration provided by Rule 144A under the Securities Act.

On October 6, 2006, pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of July 20, 2006 (the “Merger Agreement”), by and among Alesco Financial Trust (“AFT”), Jaguar Acquisition Inc. and Sunset Financial, Sunset Financial acquired by merger (the “Merger”) AFT and Sunset Financial changed its name to Alesco Financial Inc. As of the effective time of the Merger, AFT assigned, and Sunset Financial assumed and adopted, AFT’s right, title and interest in and to the obligations under the Management Agreement, dated as of January 31, 2006 (the “Management Agreement”), by and between AFT and the Manager.

The Initial Purchaser and its direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement dated the Closing Date between the Company and the Initial Purchaser (the “Registration Rights Agreement”) pursuant to which the Company will agree to register the Securities and the Underlying Securities under the Securities Act, subject to the terms and conditions specified therein.

In connection with the offer and sale of the Securities, the Company (a) has prepared and delivered to the Initial Purchaser copies of (i) a preliminary offering memorandum dated May 8, 2007 (the “Preliminary Offering Memorandum”) and (ii) a pricing term sheet attached hereto as Exhibit A, which includes the pricing terms and other information with respect to the Securities and other matters not included in the Preliminary Offering Memorandum (the “Pricing Term Sheet”) and (b) will prepare and deliver to the Initial Purchaser copies of a final offering memorandum dated May 9, 2007 (the “Final Offering Memorandum”), each for use by the Initial Purchaser in connection with the Initial Purchaser’s solicitation of purchases of, or offering of, the Securities in time sufficient for the Initial Purchaser to confirm the sale of the Firm Securities. “Offering Memorandum” means, with respect to any date or time referred to in this Agreement, the most recent Offering Memorandum (whether the Preliminary Offering Memorandum or Final Offering Memorandum, or any amendment or supplement to either document), including exhibits thereto, which has been prepared and delivered by the Company to the Initial Purchaser in connection with the Initial Purchaser’s solicitation of purchases of, or offering of, the Securities. The Offering Memorandum includes or incorporates certain information concerning, among other things, the Company, the Securities and the Underlying Securities. The Offering Memorandum also incorporates by reference each document or report filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date thereof and prior to the termination of the distribution of the Securities as set forth in the Offering Memorandum. As used herein, the term “Offering Memorandum” shall include in each case the documents incorporated by reference therein (the “Incorporated Documents”), and any and all supplements and amendments to such documents incorporated by reference therein and any and all amendments and supplements to the Offering Memorandum. The terms “supplement,” “amendment” and “amend” as used herein shall include all documents deemed to be incorporated by reference in the Offering Memorandum that are filed subsequent to the date of such Offering Memorandum with the Commission pursuant to the Exchange Act.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1. REPRESENTATIONS AND WARRANTIES.

(a) The Company represents and warrants to the Initial Purchaser as follows:

(i) The Preliminary Offering Memorandum, as of its date, did not contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statement therein not misleading. At the time of execution of this Agreement and on the Closing Date and Option Closing Date, if any, the Final Offering Memorandum, as amended or supplemented, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the immediately preceding sentence do not apply to statements in or omissions from the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to the Initial Purchaser furnished to the Company by the Initial Purchaser, specifically for use in the preparation thereof, such information being listed in Section 11 below.

(ii) Neither (A) the Pricing Term Sheet issued at or prior to the Time of Sale (as defined below) and the Preliminary Offering Memorandum, all considered together (collectively, “Time of Sale Disclosure Package”), nor (B) any individual Supplemental Offering Materials (as defined below), when considered together with the Time of Sale Disclosure Package, included as of the Time of Sale any untrue statement of a material fact or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Offering Memorandum or any Pricing Term Sheet based upon and in conformity with written information relating to the Initial Purchaser furnished to the Company by the Initial Purchaser, specifically for use in the preparation thereof, such information being listed in Section 11 below. As used in this paragraph and elsewhere in this Agreement:

(1) “Time of Sale” means 7:00 p.m., Eastern time, on May 9, 2007, or such other time as agreed by the Company and the Initial Purchaser.

(2) “Supplemental Offering Materials” means any “written communication” (within the meaning of the Securities Act) prepared by or on behalf of the Company, or used or referred to by the Company, that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Offering Memorandum or amendments or supplements thereto (including the Pricing Term Sheet), including, without limitation, any road show relating to the Securities that constitutes such a written communication.

(iii) The Incorporated Documents, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, and when read together with the other information in the Time of Sale Disclosure Package as of the Time of Sale and the Final Offering Memorandum, as of its issue date and as of the Closing Date, and each Option Closing Date, if any, did not and will not, as of such date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv) This Agreement has been duly authorized, executed and delivered by the Company. The Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Securities as contemplated by this Agreement and the Indenture.

(v) The Securities have been duly authorized and, when duly authenticated by the Trustee and issued and delivered pursuant to this Agreement and in accordance with the terms of the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to principles of equity, and will be entitled to the benefits provided by the Indenture under which they are to be issued; and the Securities, the Registration Rights Agreement and the Indenture will conform in all material respects to the descriptions thereof in the Time of Sale Disclosure Package and the Final Offering Memorandum.

(vi) The Underlying Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

(vii) The Indenture has been duly authorized by the Company, and when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity.

(viii) The Registration Rights Agreement has been duly authorized by the Company, and when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Initial Purchaser), will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnity thereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity.

(ix) The consolidated financial statements of Sunset Financial, including the notes thereto, and the consolidated financial statements of AFT, including the notes thereto, included or incorporated by reference in the Time of Sale Disclosure Package and the Final Offering Memorandum present fairly the consolidated financial position of the respective entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations, shareholders’ equity and cash flows of the Covered Entities for the periods specified; the supporting schedules included or incorporated by reference in the Offering Memorandum, if any, fairly present the information required to be stated therein; such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) on a consistent basis during the periods involved (except as may be expressly stated in the related notes thereto) and in accordance with Regulation S-X promulgated by the Commission; the financial data set forth or incorporated by reference in the Time of Sale Disclosure Package and the Offering Memorandum fairly present the information shown therein and has been compiled on a basis consistent with the financial statements included or incorporated by reference in the Time of Sale Disclosure Package and the Offering Memorandum; no other financial statements or supporting schedules are required to be included in the Offering Memorandum; the unaudited pro forma financial information (including the related notes) included in the Time of Sale Disclosure Package and the Offering Memorandum complies as to form in all material respects with the applicable accounting requirements of the Securities Act and rules and regulations thereunder, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents the financial position, results of operations and other information purported to be shown therein at the respective dates for the respective periods specified; and no other pro forma financial information is required to be included or incorporated by reference in the Offering Memorandum; all disclosures contained in the Time of Sale Disclosure Package and the Offering Memorandum, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(x) Each of Ernst & Young LLP and Hancock Askew & Co., LLP, who have audited or reviewed certain financial statements and supporting schedules of the Covered Entities and have expressed their opinions in reports with respect to the financial statements and supporting schedules of the Covered Entities included or incorporated by reference in Time of Sale Disclosure Package and the Offering Memorandum, are, and were during the periods covered by its respective reports, independent registered public accounting firms with respect to the Covered Entities as required by the Securities Act and rules and regulations thereunder.

(xi) Since the respective dates as of which information is given in the Time of Sale Disclosure Package and the Final Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries listed on Schedule II attached hereto (the “Subsidiaries”) considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(xii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Maryland and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Disclosure Package and the Final Offering Memorandum and to enter into and perform its obligations under this Agreement, the Indenture and the Registration Rights Agreement (the “Transaction Documents”); and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not be reasonably likely to result in a Material Adverse Effect.

(xiii) Each Subsidiary is duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Disclosure Package and the Final Offering Memorandum, and to consummate the transactions contemplated hereby. All issued and outstanding equity interests in each Subsidiary are owned directly or indirectly by the Company and have been duly authorized and validly issued, are fully paid and non-assessable, and have not been issued in violation of, or subject to, any preemptive right, co-sale right, registration right, right of first refusal or other similar right of equity holders arising by operation of law, under the organizational documents of such Subsidiary, under any agreement to which such Subsidiary is a party or otherwise, and are owned by the Company, directly or indirectly, free and clear of any pledge, security interests, liens, encumbrances, claims or equitable interests. Except as disclosed in the Time of Sale Disclosure Package and the Final Offering Memorandum, the Company does not, and as of the Closing Date (and, if any Additional Securities are purchased, at the Option Closing Date) will not, own or control, directly or indirectly, any equity interest in any corporation, partnership, joint venture, limited liability company, association or other entity other than the Subsidiaries.

(xiv) The authorized, issued and outstanding capital stock of the Company, in each case as of the date of this Agreement, is as set forth in the Time of Sale Disclosure Package and the Final Offering Memorandum in the column entitled “Actual” under the caption “Capitalization.” The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of preemptive or other similar rights of any securityholder of the Company. Upon completion of the issuance and sale of the Firm Securities pursuant to this Agreement, the capitalization of the Company will be as set forth in the column entitled “As Adjusted” under the caption “Capitalization.” Except as disclosed in the Time of Sale Disclosure Package and the Final Offering Memorandum, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any equity interests of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such equity interests or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or any such Subsidiary to issue any equity interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options.

(xv) The Company is not in violation of its Articles of Incorporation, as amended and/or restated (“Articles”), or its bylaws, as amended or restated (“Bylaws”). No Subsidiary is in violation of its organizational documents (including, without limitation, partnership and limited liability company agreements). Neither the Company nor any Subsidiary is in default in the performance or observance (nor has any event occurred which with notice, lapse of time, or both would constitute a default in the observance or performance) of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (collectively, “Agreements and Instruments”), except for such defaults that are not reasonably likely to, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated herein and therein (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Time of Sale Disclosure Package and the Final Offering Memorandum under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches of defaults or liens, charges or encumbrances which are not reasonably likely to, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Articles or Bylaws of the Company or the organizational documents of any Subsidiary (including, without limitation, partnership and limited liability company agreements), any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations.

(xvi) The Company and each of its Subsidiaries are in compliance with all applicable federal, state, local and foreign laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except where the failure to so comply is not reasonably likely to, singly or in the aggregate, result in a Material Adverse Effect.

(xvii) No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent.

(xviii) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Time of Sale Disclosure Package and the Final Offering Memorandum (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

(xix) There are no contracts or documents which are required to be described in the Incorporated Documents or to be filed as exhibits to the Incorporated Documents which have not been so described and filed as required.

(xx) The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxi) Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by the Transaction Documents, except (1) such as have been already obtained or as may be required under the Registration Rights Agreement with respect to the Securities and the Underlying Securities pursuant to the Securities Act and the rules and regulations thereunder or state securities laws and (2) such, the failure of which to have obtained, would not reasonably be expected to have a Material Adverse Effect.

(xxiii) The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them as described in the Time of Sale Disclosure Package and the Final Offering Memorandum (collectively, “Intangibles”), except where the failure so to possess is not reasonably likely to, singly or in the aggregate, result in a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Intangibles, except where the failure so to comply is not reasonably likely to, singly or in the aggregate, result in a Material Adverse Effect; all of the Intangibles are valid and in full force and effect, except when the invalidity of such Intangibles or the failure of such Intangibles to be in full force and effect is not reasonably likely to, singly or in the aggregate, result in a Material Adverse Effect; the Company and its Subsidiaries have not received any notice of proceedings relating to the revocation or modification of any such Intangibles which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably likely to result in a Material Adverse Effect; and the Company and its Subsidiaries have not violated or received written notice of any infringement of or conflict with (and the Company does not know of any such infringement of or conflict with) asserted rights of others with respect to any such Intangibles, except where the infringement of or conflict with is not reasonably likely to, singly or in the aggregate, result in a Material Adverse Effect.

(xxiv) All tax returns of the Company and its Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except in each case, as would not, singly or in the aggregate, have a Material Adverse Effect, and except assessments against which appeals have been or will be promptly taken as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxv) Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxvi) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collective, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxvii) Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxviii) No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries on the one hand, and the directors, officers, trustees, managers, shareholders, partners, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which would be required by the Securities Act and the rules and regulations thereunder to be described in the Time of Sale Disclosure Package and the Final Offering Memorandum and which is not so described.

(xxix) The Company is, and immediately after Closing Date and immediately upon consummation of the transaction contemplated herein and in the Time of Sale Disclosure Package and the Final Offering Memorandum will be, Solvent (as defined herein). As used herein, the term “Solvent” means, with respect to an entity, on a particular date, that on such date (a) the fair market value of the assets of such entity is greater than the total amount of liabilities (including contingent liabilities) of such entity, (b) the present fair salable value of the assets of the entity is greater than the amount that will be required to pay the probable liabilities of such entity on its debt as they become absolute and mature, (c) the entity is able to realize upon its assets and pay its debts and other liabilities (including contingent obligations) as they mature, and (d) the entity does not have unreasonably small capital.

(xxx) Neither the Company nor any executive officer or key employee of the Company is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar arrangement that would be violated by the present or proposed business activities of the Company as described in the Time of Sale Disclosure Package and the Final Offering Memorandum.

(xxxi) The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Time of Sale Disclosure Package and the Final Offering Memorandum will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxii) The Company is not required to be registered as a commodity pool operator under the Commodity Exchange Act, as amended.

(xxxiii) Except as disclosed in the Time of Sale Disclosure Package and the Final Offering Memorandum, there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the shelf registration statement to be filed by the Company pursuant to the Registration Rights Agreement; and no person has a right of participation or first refusal with respect to the sale of the Securities by the Company.

(xxxiv) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Disclosure Package and the Final Offering Memorandum, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and its Subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxxv) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxvi) The Company satisfied the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”), for its taxable years ended December 31, 2004, December 31, 2005 and December 31, 2006, and the Company’s current and proposed method of operations will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2007 and thereafter. AFT satisfied the requirements for qualification and taxation as a REIT under the Code for its taxable year ended October 6, 2006. No transaction or other event has occurred which could cause the Company to not be able to qualify as a REIT for its taxable year ending December 31, 2007 or future taxable years. The Company and each of its Subsidiaries have no intention of changing their operations or engaging in activities which would cause the Company to fail to qualify, or make economically undesirable the Company’s continued qualification as a REIT.

(xxxvii) The factual description of the Company’s organization and actual and proposed method of operation and its qualification and taxation as a REIT set forth in the Time of Sale Disclosure Package and the Final Offering Memorandum is accurate and presents fairly the matters referred to therein.

(xxxviii) Neither the Company nor any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act and the rules and regulations thereunder, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the National Association of Securities Dealers, Inc. (the “ NASD”)) any member firm of the NASD, in each case, other than Taberna Securities, LLC and Cohen & Company Securities, LLC. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, that will be required by the rules of the NASD to be described in the Time of Sale Disclosure Package and the Final Offering Memorandum, which is not so described.

(xxxix) Except for the Initial Purchaser’s discount and any other compensation payable by the Company to the Initial Purchaser in connection with the transactions contemplated herein or as otherwise disclosed in the Time of Sale Disclosure Package and the Final Offering Memorandum, the Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated.

(xl) The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any Subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(xli) Except as disclosed in the Time of Sale Disclosure Package and the Final Offering Memorandum, and except for such restrictions existing under the Credit Agreement dated as of March 27, 2007 by and among the Company, Alesco Financial Holdings, LLC, Royal Bank of Canada and U.S. Bank National Association, as lenders, and Royal Bank of Canada, as agent for the lenders, filed as an Exhibit to the Company’s Form 8-K with the Commission on April 3, 2007, and incorporated by reference in the Offering Memorandum, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company to the extent permitted by applicable law, from making any other distribution on such Subsidiary’s issued and outstanding capital stock or other equity interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of the property or assets of such Subsidiary to the Company.

(xlii) The statistical and market related data included in the Time of Sale Disclosure Package and the Final Offering Memorandum are based on or derived from current sources that the Company believes to be reliable and accurate.

(xliii) All stock option awards granted by the Company have been appropriately authorized by the board of directors of the Company or a duly authorized committee thereof, including approval of the exercise or purchase price or the methodology for determining the exercise or purchase price and the substantive terms of the stock options awards; all stock options granted to employees in the United States reflect the fair market value of the Company’s capital stock as determined under Section 409A of the Code on the date the option was granted (within the meaning of United States Treasury Regulation §1.421-1(c)); no stock options awards granted by the Company have been retroactively granted, or the exercise or purchase price of any stock option award determined retroactively; there is no action, suit, proceeding, formal inquiry or formal investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company in connection with any stock option awards granted by the Company; there is no action, suit, proceeding, formal inquiry or formal investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company in connection with any stock option awards granted by the Company.

(xliv) The Company has filed all reports required to be filed pursuant to the Securities Act and the Exchange Act.

(xlv) The Company is not in violation of, and has not received notice of any violation with respect to, any applicable environmental, safety or similar law applicable to the business of the Company. The Company has received all permits, licenses or other approvals required of the it under applicable federal and state occupational safety and health and environmental laws and regulations to conduct its business, and the Company is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals, which could not, singly or in the aggregate, have a Material Adverse Effect.

(xlvi) The Company has not distributed and will not distribute any other offering material (including, without limitation, content on the Company’s website that may be deemed to be offering material) in connection with the offering and sale of the Securities other than the Time of Sale Disclosure Package, the Final Offering Memorandum and the Supplemental Offering Materials.

(xlvii) The statements in the Time of Sale Disclosure Package and the Final Offering Memorandum under the captions “Description of Notes” and “Description of Stock,” insofar as such statements purport to constitute a summary of the terms of the Securities and the common stock of the Company, fairly summarize such terms in all material respects.

(xlviii) The information contained in the Time of Sale Disclosure Package and the Final Offering Memorandum regarding the Company’s expectations, plans and intentions, and any other information that constitutes “forward-looking” information within the meaning of the Securities Act and the Exchange Act were made by the Company on a reasonable basis and reflect the Company’s good faith belief and/or estimate of the matters described therein.

(xlix) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act) (an “Affiliate”) of the Company, nor any person acting on its or their behalf (except the Initial Purchaser, as to which no representation or warranty is made) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Securities (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(l) Assuming the accuracy of the representations and warranties of the Initial Purchaser contained in Section 3 hereof and the Initial Purchaser’s compliance with its obligations thereunder, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(li) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

(lii) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the New York Stock Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the New York Stock Exchange, nor has the Company received any notification that the Commission or the New York Stock Exchange is contemplating terminating such registration or listing.

(b) The Manager represents and warrants to the Initial Purchaser as follows:

(i) The Preliminary Offering Memorandum, as of its date, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statement therein not misleading. At the time of execution of this Agreement and on the Closing Date and Option Closing Date, if any, the Final Offering Memorandum, as amended or supplemented, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the immediately preceding sentence do not apply to statements in or omissions from the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to the Initial Purchaser furnished to the Company by the Initial Purchaser, specifically for use in the preparation thereof, such information being listed in Section 11 below.

(ii) Neither (A) the Time of Sale Disclosure Package nor (B) any individual Supplemental Offering Materials, when considered together with the Time of Sale Disclosure Package, included as of the Time of Sale any untrue statement of a material fact or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Offering Memorandum or any Pricing Term Sheet based upon and in conformity with written information relating to the Initial Purchaser furnished to the Company by the Initial Purchaser, specifically for use in the preparation thereof, such information being listed in Section 11 below.

(iii) The Incorporated Documents, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, and when read together with the other information in the Time of Sale Disclosure Package as of the Time of Sale and the Final Offering Memorandum, as of its issue date and as of the Closing Date, and each Option Closing Date, if any, did not and will not, as of such date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv) The Manager has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Disclosure Package and the Final Offering Memorandum and to enter into and perform its obligations under this Agreement; and the Manager is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(v) This Agreement has been duly authorized, executed and delivered by the Manager and constitutes a valid and binding agreement of the Manager enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general equitable principles and the discretion of the court before which any proceeding therefor may be brought.

(vi) The Manager is not in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Manager is a party or by which it may be bound, or to which any of the property or assets of the Manager is subject (collectively, the “Manager Agreements and Instruments”), or in violation of any law, statute, rule, regulation, judgment, order or decree, except for such violations or except for such defaults that would not result in a material adverse effect on the condition, financial or otherwise, or in the business affairs, business prospects or regulatory status of the Manager, whether or not arising in the ordinary course of business, or that would otherwise prevent the Manager from carrying out its obligations under this Agreement (a “Manager Material Adverse Effect”). The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Time of Sale Disclosure Package and the Final Offering Memorandum and compliance by the Manager with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Manager pursuant to the Manager Agreements and Instruments, nor will such action result in any violation of the provisions of the limited liability company operating agreement of the Manager or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Manager or any of its assets, properties or operations.

(vii) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Manager, threatened, against or affecting the Manager.

(viii) (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any stockholder or creditor of the Manager, (C) no waiver or consent under any Manager Agreements and Instruments, and (D) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the performance by the Manager of its obligations under this Agreement and the transactions contemplated hereby, in each case on the terms contemplated by the Time of Sale Disclosure Package and the Final Offering Memorandum, except (1) such as have been already obtained or as may be required under the Securities Act or the rules and regulations under the Securities Act, state or securities laws and (2) such, the failure of which to have obtained, would not reasonably be expected to have a Manager Material Adverse Effect.

(ix) The Manager has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Time of Sale Disclosure Package and the Final Offering Memorandum.

(x) The Manager possesses such Intangibles issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business as described in the Time of Sale Disclosure Package and the Final Offering Memorandum, except where the failure so to process would not, individually or in the aggregate, result in a Material Adverse Effect or a Manager Material Adverse Effect; the Manager is in compliance with the terms and conditions of all such Intangibles, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect or a Manager Material Adverse Effect; all of

the Intangibles are valid and in full force and effect, except when the invalidity of such Intangibles or the failure of such Intangibles to be in full force and effect would not have a Material Adverse Effect or a Manager Material Adverse Effect; and the Manager has not received any notice of proceedings relating to the revocation or modification of any such Intangibles which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect or a Manager Material Adverse Effect.

(xi) The Manager has not been notified that any executive officer, key employee or significant group of employees of the Manager plans to terminate employment with the Manager. Neither the Manager nor any executive officer or key employee of the Manager is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Time of Sale Disclosure Package and the Final Offering Memorandum, except where such termination or violation would not constitute a Material Adverse Effect or a Manager Material Adverse Effect.

(xii) The Manager operates a system of internal controls sufficient to provide reasonable assurance that (A) transactions effectuated by it under the Management Agreement are executed in accordance with its management’s general or specific authorization; and (B) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization.

(xiii) The Manager is not prohibited by the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or the rules and regulations thereunder, from performing its obligations under the Management Agreement as described in the Time of Sale Disclosure Package and the Final Offering Memorandum.

(xiv) Each of the Shared Services and Facilities Agreement by and between the Manager and Cohen Brothers, LLC, dated as of January 31, 2006, and the Letter Agreement by and between the Company and Cohen Brothers, LLC dated January 31, 2006 is a valid and binding agreement of the Manager, enforceable against the Manager in accordance with its terms.

Any certificate signed by any officer of the Company or the Manager and delivered to the Initial Purchaser in connection with the offering of the Securities contemplated hereby shall be deemed a representation and warranty by the Company or the Manager, as the case may be, to the Initial Purchaser.

2.	PURCHASE, SALE AND DELIVERY OF THE FIRM SECURITIES.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, the Firm Securities at a purchase price of 97.5% of the principal amount thereof (the “Purchase Price”).

(b) The Securities to be purchased by the Initial Purchaser hereunder will be represented by one or more definitive global securities in book-entry form, which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to the Initial Purchaser, against payment by or on behalf of the Initial Purchaser of the Purchase Price therefore by wire transfer of federal (same-day) funds to the account specified by the Company to the Initial Purchaser at least forty-eight (48) hours in advance, by causing DTC to credit the Securities to the account of the Initial Purchaser at DTC. Delivery of and payment for the Firm Securities shall be made at the office of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, or at such other place as shall be determined by agreement between the Initial Purchaser and the Company, at 10:00 a.m., New York City time, on the fourth full business day following the date of this Agreement (the “Closing Date”).

(c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Initial Purchaser to purchase the Additional Securities at the Purchase Price set forth in paragraph (a) of this Section. The option granted hereby may be exercised in whole or in part by giving written notice at any time before the Closing Date or up to 30 days after the date of this Agreement, by the Initial Purchaser to the Company setting forth the principal amount of Additional Securities as to which the Initial Purchaser is exercising the option, and the time and date at which such Additional Securities are to be delivered. The time and date at which Additional Securities are to be delivered shall be determined by the Initial Purchaser but shall not be later than three full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is two or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. To the extent, if any, that the option is exercised, payment for the Additional Securities shall be made on the Option Closing Date in federal (same day) funds to the account specified by the Company to the Initial Purchaser at least forty-eight (48) hours in advance, by causing DTC to credit the Additional Securities to the account of the Initial Purchaser at DTC.

3.	OFFERING OF SECURITIES.

(a) The Initial Purchaser acknowledges that the Securities and the Underlying Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction subject to, the registration requirements of the Securities Act.

(b) The Initial Purchaser hereby represents and warrants to and agrees with the Company that:

(i) it is an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act).

(ii) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act;

(iii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be QIBs that, in purchasing such Securities, are deemed to have represented and agreed as provided in the Offering Memorandum under the caption “Transfer Restrictions”; and

(iv) in connection with each sale pursuant to Section 3(b)(iii), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A.

4.	COVENANTS OF THE COMPANY.

(a) During the period beginning on the date hereof and ending on the date of the completion of the distribution of the Securities by the Initial Purchaser as contemplated by this Agreement and the Offering Memorandum (the “Offering Memorandum Delivery Period”), prior to amending or supplementing the Time of Sale Disclosure Package or the Final Offering Memorandum, the Company shall furnish to the Initial Purchaser for review a copy of each such proposed amendment or supplement, and the Company shall not use any such proposed amendment or supplement to which the Initial Purchaser or counsel to the Initial Purchaser reasonably objects.

(b) During the Offering Memorandum Delivery Period, the Company shall promptly advise the Initial Purchaser in writing of any amendment or supplement to the Time of Sale Disclosure Package or the Final Offering Memorandum or of any order preventing the use of the Time of Sale Disclosure Package or the Final Offering Memorandum, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.

(c) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(d) The Company will cooperate with the Initial Purchaser in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions as the Initial Purchaser may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent or take any action that would subject it to taxation in any jurisdiction where it is not then so subject. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Initial Purchaser may reasonably request for distribution of the Securities.

(e) The Company will furnish to the Initial Purchaser and counsel for the Initial Purchaser copies of each Preliminary Offering Memorandum, the Time of Sale Disclosure Package, the Offering Memorandum, the Pricing Term Sheet, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Initial Purchaser may from time to time reasonably request.

(f) Until the completion of the distribution of the Securities as contemplated in this Agreement and by the Offering Memorandum, the Company will comply as far as it is able with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the rules and regulations thereunder, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Final Offering Memorandum. If at any time prior to the completion of the distribution of the Securities as contemplated in this Agreement and by the Offering Memorandum, any event shall occur as a result of which, in the judgment of the Company or the Initial Purchaser, it becomes necessary to amend or supplement the Offering Memorandum (or, if the Offering Memorandum is not yet available to prospective purchasers, the Time of Sale Disclosure Package) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if it is necessary at any time to amend or supplement the Offering Memorandum (or, if the Offering Memorandum is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with applicable law, the Company promptly will prepare an appropriate amendment or supplement to the Offering Memorandum (or, if the Offering Memorandum is not yet available to prospective purchasers, the Time of Sale Disclosure Package) so that the Offering Memorandum (or, if the Offering Memorandum is not yet available to prospective purchasers, the Time of Sale Disclosure Package) as so amended or supplemented will not contain statements that, in light of the circumstances under which they were made, are misleading, or so that the Offering Memorandum (or, if the Offering Memorandum is not yet available to prospective purchasers, the Time of Sale Disclosure Package) will comply with applicable law.

(g) The Company will not, without the prior written consent of the Initial Purchaser, from the date of execution of this Agreement and continuing to and including the date 60 days after the date of the Final Offering Memorandum (the “Lock-Up Period”) (A) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for, or repayable with, shares of Common Stock, or file any registration statement under the Securities Act with respect to any of the foregoing, or (B) enter into any swap, derivative or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock or any securities convertible into or exchangeable for or repayable with shares of Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, except that the Company may, without such consent, and subject to other limited exceptions, (i) issue and sell the Securities offered hereby or the Common Stock to be issued upon conversion thereof, (ii) grant options or issue and sell shares of Common Stock to be issued pursuant to existing employee benefit plans of the Company, qualified stock option plans or other employee compensation benefit plans of the Company or pursuant to currently outstanding convertible securities, options, warrants or rights existing on the date hereof and referred to in the Time of Sale Disclosure Package and the Final Offering Memorandum, (iii) issue any shares of Common Stock pursuant to any non-employee director stock plans or dividend reinvestment plans, (iv) issue any shares of Common Stock in mergers and acquisition transactions, (v) issue any shares of Common Stock to the Manager in lieu of fees pursuant to the Management Agreement, or (vi) the filing of a universal shelf registration statement with respect to the Securities. If (1) during the period that begins on the date that is 17 calendar days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, (a) the Company issues an earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the Lock-Up Period, then the restrictions in this Section 4(g) shall continue to apply until the expiration of the date that is 18 calendar days after the date on which (a) the Company issues the earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs.

(h) The “lock-up” agreements (the “Lock-Up Agreements”), each in the form attached as Exhibit B hereto, from each executive officer and director of the Company listed on Schedule III shall be in full force and effect on the date of this Agreement.

(i) The Company shall apply the net proceeds of its sale of the Securities as described under the heading “Use of Proceeds” in the Time of Sale Disclosure Package and the Final Offering Memorandum.

(j) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company or any of its Subsidiaries to register as an investment company under the 1940 Act.

(k) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

(l) The Company will not solicit any offer to buy or offer or sell the Securities or the Underlying Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(m) While any of the Securities or the Underlying Securities remain “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will make available, upon request, to any seller of such securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(n) The Company will use its reasonable efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to the PORTAL Market (“PORTAL”).

(o) During the period of two years after the Closing Date or the Option Closing Date, if later, the Company will not, and will use its best efforts to cause its Affiliates not to, resell any of the Securities or the Underlying Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(p) During the Offering Memorandum Delivery Period, the Company will file on a timely basis with the Commission such periodic and special reports as required by the Exchange Act and the rules and regulations thereunder.

(q) The Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley

Act, and use its commercially reasonable efforts to cause the Company’s directors and officers, in their capacities as such, to comply in all material respects with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act, in each case, upon and at all times after the applicable compliance date (if any).

(r) The Company will reserve and keep available at all times, free of preemptive rights, the Underlying Securities for the purpose of enabling the Company to satisfy any obligations to issue the Underlying Securities upon conversion of the Securities.

(s) The Company will use its best efforts to promptly have the Underlying Securities approved by the New York Stock Exchange for listing following the Closing Date.

(t) The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2007 and, subject to any future determination by a majority of the independent members of the Company’s board of directors that it is no longer in the Company’s best interests to qualify as a REIT, thereafter.

5.	COSTS AND EXPENSES.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as reasonably requested by, the Initial Purchaser copies of any Time of Sale Disclosure Package and the Final Offering Memorandum, the Blue Sky Survey, if any, and any supplements or amendments thereto for use in connection with the Securities; any fee associated with the listing of the Underlying Securities on the New York Stock Exchange; any fees charged by securities rating services for rating the Securities; the cost of preparing, issuing and delivering the Securities; the costs and charges of any transfer agent, registrar or depositary; the fees and expenses, if any, incurred in connection with the designation of the Securities on PORTAL or the admission of the Securities for trading on any appropriate market system; and the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company.

The Company shall not, however, be required to pay for any of the Initial Purchaser expenses except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Initial Purchaser pursuant to Section 9 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of the Initial Purchaser, then the Company shall reimburse the Initial Purchaser for reasonable out-of-pocket expenses, including all reasonable fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Securities or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to the Initial Purchaser for damages on account of loss of anticipated profits from the sale by it of the Securities.

6.	CONDITIONS OF OBLIGATIONS OF THE INITIAL PURCHASER.

The obligation of the Initial Purchaser to purchase the Firm Securities on the Closing Date and the Additional Securities, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date and the Option Closing Date, if any, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or Option Closing Date, as the case may be, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Time of Sale Disclosure Package and the Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the Initial Purchaser’s judgment, is material and adverse and that makes it, in the Initial Purchaser’s judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Disclosure Package and the Final Offering Memorandum.

(b) The Initial Purchaser shall have received on the Closing Date and the Option Closing Date, if any, the favorable opinions, dated as of the Closing Date and the Option Closing Date, as the case may be, from Clifford Chance US LLP, counsel for the Company and the Manager, Venable LLP, special Maryland counsel for the Company, and Walkers, special Cayman Islands counsel to Alesco Holdings, Ltd., Alesco Preferred Funding X, Ltd., Alesco Preferred Funding XI, Ltd., Alesco Preferred Funding XII, Ltd., Alesco Preferred Funding XIII, Ltd., Alesco Preferred Funding XIV, Ltd., Alesco Preferred Funding XV, Ltd., Emporia Preferred Funding II, Ltd., Emporia Preferred Funding III, Ltd., Kleros Real Estate CDO I, Ltd., Kleros Real Estate CDO II, Ltd., Kleros Real Estate CDO III, Ltd., Kleros Real Estate CDO IV, Ltd., Libertas Preferred Funding IV, PFW III, Ltd. and Sunset Holdings, Ltd., in each case in the form and substance satisfactory to counsel for the Initial Purchaser, to the effect set forth in Exhibit C-1, Exhibit C-2, Exhibit C-3 and Exhibit C-4 hereto. In giving such opinion Clifford Chance US LLP may rely, as to all matters governed by the laws of the State of Maryland, upon the opinions of Venable LLP, special Maryland counsel to the Company. Such counsel may also state that (i) insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Manager and certificates of public officials, and (ii) they may assume the accuracy of an opinion of prior counsel to the Company dated October 6, 2006 with respect to the Company’s qualification as a REIT for periods prior to October 6, 2006.

(c) The Initial Purchaser shall have received from Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Initial Purchaser, an opinion dated the Closing Date and the Option Closing Date, if any, in form and substance reasonably satisfactory to the Initial Purchaser, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(d) The Initial Purchaser shall have received, on each of the date hereof, the Closing Date and the Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, if any, in form and substance satisfactory to the Initial Purchaser, of Ernst & Young, LLP and Hancock Askew & Co., LLP, confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations promulgated thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Offering Memorandum comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial and statistical information contained in the Offering Memorandum.

(e) The Initial Purchaser shall have received on the Closing Date and the Option Closing Date, if any, a certificate or certificates of the Company’s Chief Executive Officer and Chief Financial Officer to the effect that, as of the Closing Date or the Option Closing Date, if any, each of them severally represents as follows:

(i) The representations and warranties of the Company in Section 1(a) of this Agreement are true and correct, in all material respects, as if made at and as of such Closing Date, and the Company has complied with all the agreements contained herein and satisfied all the conditions on its part to be performed or satisfied under this Agreement at or prior to such Closing Date;

(ii) The signers of said certificate have carefully examined the Time of Sale Disclosure Package and the Final Offering Memorandum, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Time of Sale Disclosure Package and the Final Offering Memorandum); and

(1) the Final Offering Memorandum, as amended or supplemented, does not include and did not include as of its date, or the Closing Date, any untrue statement of a material fact or omit to state and did not omit to state as of its date, or the Closing Date, a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(2) neither (1) the Time of Sale Disclosure Package nor (2) Supplemental Offering Materials, when considered together with the Time of Sale Disclosure Package, included as of the Time of Sale any untrue statement of a material fact or omitted as of the Time of Sale, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(3) subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock other than pursuant to existing employee benefit plans, and except as disclosed in the Time of Sale Disclosure Package and in the Final Offering Memorandum, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options), or any material change in the short term or long term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock other than pursuant to existing employee benefit plans, of the Company, or any of its Subsidiaries, or any Material Adverse Effect or any development involving a prospective Material Adverse Effect(whether or not arising in the ordinary course of business), or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company or any Subsidiary; and

(f) The Company shall have furnished to the Initial Purchaser such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Initial Purchaser may reasonably have requested.

(g) The Initial Purchaser shall have received on the Closing Date and the Option Closing Date, if any, a certificate of an executive officer of the Manager to the effect that, as of the Closing Date or the Option Closing Date, if any, such officer represents as follows:

(i) The representations and warranties of the Manager in Section 1(b) of this Agreement are true and correct, in all material respects, as if made at and as of such Closing Date, and the Manager has complied with all the agreements contained herein and satisfied all the conditions on its part to be performed or satisfied under this Agreement at or prior to such Closing Date;

(ii) The signer of said certificate has carefully examined the Time of Sale Disclosure Package and the Final Offering Memorandum, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Time of Sale Disclosure Package and the Final Offering Memorandum); and

(1) the Final Offering Memorandum, as amended or supplemented, does not include and did not include as of its date, or the Closing Date, any untrue statement of a material fact or omit to state and did not omit to state as of its date, or the Closing Date, a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(2) neither (1) the Time of Sale Disclosure Package nor (2) Supplemental Offering Materials, when considered together with the Time of Sale Disclosure Package, included as of the

Time of Sale any untrue statement of a material fact or omitted as of the Time of Sale, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(h) The Manager shall have furnished to the Initial Purchaser such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Initial Purchaser may reasonably have requested.

(i) The Lock-Up Agreements described in Section 4(g) are in full force and effect.

(j) The Securities shall have been designated as PORTAL eligible.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Initial Purchaser and to Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Initial Purchaser.

If any of the conditions hereinabove provided for in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Initial Purchaser hereunder may be terminated by the Initial Purchaser by notice to the Company at any time prior to the Closing and Option Closing Date, if any.

In such event, the Company and the Initial Purchaser shall not be under any obligation to each other (except to the extent provided in Sections 5 and 7 hereof).

7.	INDEMNIFICATION.

(a) The Company agrees:

(i) to indemnify and hold harmless the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which such Initial Purchaser or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in either the Preliminary Offering Memorandum or any other preliminary offering memorandum relating to the Securities, the Pricing Term Sheet, the Time of Sale Disclosure Package, the Final Offering Memorandum, or any amendment or supplement thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, or (C) any alleged act or failure to act by the Initial Purchaser in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (A) or (B) above (provided, however, that the Company shall not be liable under this clause (C) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct); provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in either the Time of Sale Disclosure Package or the Final Offering Memorandum, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through or on behalf of the Initial Purchaser specifically for use in the preparation thereof, such information being listed in Section 11 below.

(ii) to reimburse the Initial Purchaser and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Initial Purchaser or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Securities, whether or not such Initial Purchaser or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Initial Purchaser was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Initial Purchaser will promptly return all sums that had been advanced pursuant hereto.

(b) The Initial Purchaser will indemnify and hold harmless the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in either the Time of Sale Disclosure Package or the Final Offering Memorandum, or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Initial Purchaser will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in either the Time of Sale Disclosure Package or the Final Offering Memorandum, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through or on behalf of the Initial Purchaser specifically for use in the preparation thereof, such information being listed in Section 11 below.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in this Section 7 shall be available to any party who shall fail to give notice as provided in this Subsection if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of this Section. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of one counsel retained by the indemnified party in the event (i) the indemnifying party shall have authorized the retention of such counsel in writing, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.

It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Initial Purchaser in the case of parties indemnified pursuant to Section 7(a) and by the Company in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d) If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchaser on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Initial Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total initial purchaser’s discounts and commissions received by the Initial Purchaser. The relative fault of the Company on the one hand and the Initial Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchaser, respectively, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and the Initial Purchaser agree that it would not be just and equitable if contributions pursuant to Section 7(d) were determined by pro rata allocation (even if the Initial Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of Section 7(d), (i) the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the initial purchaser’s discounts and commissions received by the Initial Purchaser with respect to the Securities purchased and sold by it hereunder exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) In any proceeding relating to the Preliminary Offering Memorandum or any other preliminary offering memorandum relating to the Securities, the Pricing Term Sheet, the Time of Sale Disclosure Package or the Final Offering Memorandum, or any supplement or amendment thereto, each party against whom contribution may be sought under this Section hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

(g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Initial Purchaser or any person controlling the Initial Purchaser, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Securities and payment therefore hereunder, and (iii) any termination of this Agreement. A successor to the Initial Purchaser, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section.

8.	NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, or faxed and confirmed as follows:

if to the Initial Purchaser, to	RBC Capital Markets Corporation
c/o RBC Capital Markets
One Liberty Plaza, 165 Broadway New York, NY 10006-1404 Attention: Joe Morea Syndicate Director Fax: (212) 428-6260

if to the Company, to	Alesco Financial Inc.
Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania 19104 Attention: Chief Executive Officer Fax: (215) 701-8280

9.	TERMINATION.

(a) This Agreement may be terminated by the Initial Purchaser at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Time of Sale Disclosure Package or the Final Offering Memorandum, any material adverse change or any development involving a prospective change, which, in the discretion of the Initial Purchaser, has had or is reasonably likely to have a Material Adverse Effect, (ii) any outbreak, attack, or escalation of hostilities or declaration of war, national emergency, act of terrorism or other national or international calamity or crisis or change in economic, financial or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in the discretion of the Initial Purchaser, make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) suspension of trading in securities generally on the New York Stock Exchange, the NASDAQ System or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on such stock exchanges, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in opinion of the Initial Purchaser materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by United States or New York or Maryland state authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act); (vii) the suspension of trading of the Company’s Common Stock by the New York Stock Exchange, the Commission, or any other governmental authority or, (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the reasonable opinion of the Initial Purchaser has a material adverse effect on the securities markets in the United States; or

(b) as provided in Section 6 of this Agreement.

10.	SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Company and Initial Purchaser and the officers, directors and controlling persons referred to herein, and their respective successors, executors, administrators, heirs and assigns, and no other person will have any right or obligation hereunder. No purchaser of any of the Securities from the Initial Purchaser shall be deemed a successor or assign merely because of such purchase.

11.	INFORMATION PROVIDED BY INITIAL PURCHASER.

The Company and the Initial Purchaser acknowledge and agree that the only information furnished or to be furnished by the Initial Purchaser to the Company for inclusion in the Time of Sale Disclosure Package or the Final Offering Memorandum consists of the following information under the caption “Plan of Distribution” in the Time of Sale Disclosure Package and the Final Offering Memorandum: (i) the third sentence of the seventh paragraph, concerning market making, (ii) the ninth paragraph, concerning short sales, stabilization and penalty bids and (iii) the first sentence of the tenth paragraph, concerning the effect of short sales, stabilization and penalty bids on the market price of the Securities.

12.	RESEARCH INDEPENDENCE.

In addition, the Company acknowledges that the Initial Purchaser’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Initial Purchaser’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment bankers. The Company acknowledges that the Initial Purchaser is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the companies which may be the subject to the transactions contemplated by this Agreement.

13.	ABSENCE OF FIDUCIARY RELATIONSHIP.

The Company acknowledges and agrees that: (a) the Initial Purchaser has been retained solely to act as an initial purchaser in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Initial Purchaser has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Initial Purchaser has advised or are advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Initial Purchaser and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Initial Purchaser and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Initial Purchaser has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Initial Purchaser is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Initial Purchaser and not on behalf of the Company; and (e) the Initial Purchaser has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

14.	MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Initial Purchaser or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Securities under this Agreement.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

For purposes of this Agreement, “business day” means any day on which the New York Stock Exchange, Inc. is open for trading.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

[Remainder of page intentionally blank]

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement between the Company and you, the Initial Purchaser, in accordance with its terms.

Very truly yours,

ALESCO FINANCIAL INC.

By
Name: Title:

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

RBC CAPITAL MARKETS CORPORATION

By:
Name: Title: